Exhibit 10.4

PURCHASE

AGREEMENT

DATE:  April 30, 2012

RECEIVED FROM, American Internati8onal Ventures, Inc. (AIVN), as buyer(s), The sum of $1,000.00 (One Thousand and No/100 (Dollars) be wired into escrow on or before May 2, 2012: IN ADDITION A NOTE AND TRUST DEED (ATTD) WRAPPING SELLERS PURCHASE MONEY LOAN IN THE AMOUNT OF $100,000; that runs contemporaneously with the existing Trust Deed issued by the seller in the amount of $71,387.43.

UPON THE ACCEPTANCE OF THIS OFFER and to be applied to the purchase price on the property described as VACANT LAND – 702.30 acres APN: 005-421-27 Commonly known as GOLDEN EAGLE PATENTED PLACER EXTENSIONS, in the City of Winnemucca, County of Humboldt, State of Nevada.

PURCHASE PRICE: Two Million Shares of, AMERICAN INTERNATIONAL VENTURES, INC. And an additional Two Million Shares upon completion of the milling facility and once in production.

TERMS OF PURCHASE

Down payment $1,000.00 CASH (firm)

Trust Deed (ATTD) $100,000 (firm)

2,000,000 shares of its Rule 144 common stock, valued at $500,000 (estimated by the day moving price average) and an additional 2,000,000 shares upon completion of the milling facility and once in production.

Total Consideration $601,000.00 (approximate)

TERMS AND ATTD TRUST DEED

Note to be for 3 years from the close of escrow, or anything AIVN wishes to pay it off with no interest per annum, payable in monthly installment of $873.56 or more, payments due by the 1st of each month.  There is 5 day grace period with the monthly payment amount of $917.24 if late. Payments to commence 30 days from the close of escrow.

Note to contain a due on sale clause ad a late charge, as set forth therein if found relevant.

BOTH PARTIES FURTHER AGREE TO THE FOLLOWING:

1.  CLOSING AND POSSESSION: Close of escrow shall be on or before May 10, 2012.

2.  VESTING:  Title to be vested in American International Ventures, Inc., a Delaware Corporation, registered to do business in the state of Nevada.

3.  PRORATIONS: taxes shall be prorated to the close of escrow.

4.  ASSESSMENTS: Special assessments namely Stewart Title Collection Service that are not delinquent, shall be assumed by the Buyer unless stated otherwise herein or made a requirement of the lender.

5.  PERSONAL PROPERTY:  Included in the purchase price are certain items of personal property upon which the sellers place no value, and are to remain as part of this purchase:  N/A

6.  ESCROW HOLDER:  On acceptance of this offer an escrow shall be expeditiously opened in Yerington Nevada and Service & Title who shall act as escrow agent.  All necessary funds and instruments shall be deposited into escrow from time to time as required.  At the request of the escrow agent the Buyer and Seller shall execute escrow instructions not inconsistent with this instrument.

7. EXPENSES:  Costs of escrow, title insurance and necessary recording fees, documents and transfer taxes shall be paid by the parties as follows:  BUYER TO PAY ALL COSTS IN CONNECTION WITH THIS ESCROW.

8.  EVIDENCE OF TITLE:  Title conveyed is subject to easements, encumbrances, zoning, rights of way, restrictions, covenants and conditions of record.  Seller agrees to deliver good and marketable title as evidenced by a poli8cy of title insurance furnished by Stewart Title Company.

9.  TIME:  It is understood that time is of the essence of this agreement.

10.  VERBAL AGREEMENTS:  The aforesaid (together with the Addendum hereto and the Promissory Note and Deed of Trust to be executed at closing) constitutes the whole agreement between the parties and no verbal statements made by any party are a part hereof unless included in writing.  The buyer declares that in making this offer he/she is not relying upon prior negotiations, agreements, memoranda, representations, or statements concerning the property or its uses or values made by either the Seller or any real estate agent unless set forth specifically herein.

11.  LEGAL FEES:  In the event either party shall prevail in any legal action commenced to enforce this agreement, he shall be entitled to all costs incurred in such actions including reasonable attorney fees.

12.  BINDING AGREEMENT:  This agreement shall be binding upon all parties, respective heirs, executors, assigns and/or successors in interest.

The undersigned buyer, having inspected the above property and its appurtenances, offers and agrees to purchase said property on the terms and conditions herein stated and acknowledges receipt of a copy of this agreement.

WHEN PROPERLY COMPLETED THIS IS A BINDING CONTRACT, IF FOR ANY REASON YOU DO NOT FULLY UNDERSTAND ANY PART OF THE ABOVE TRANSACTION, PLEASE SEEK COMPETENT LEGAL AND/OR COUNSEL BEFORE SIGNING.